UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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102 South Clinton St.
Iowa City, Iowa 52240
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of MidWestOne Financial Group, Inc. (the “Company”), dated March 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 16, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 20, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 16, 2020
To the Shareholders of MidWestOne Financial Group, Inc.:
Due to the emerging public health impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of MidWestOne Financial Group, Inc. (the “Company”) has been changed. The Annual Meeting will be held on Thursday, April 16, 2020 at 2:00 p.m., local time, at the Company’s headquarters in the MidWestOne Bank location located at 102 S. Clinton Street, Iowa City, Iowa 52240.
The location of the Annual Meeting is being changed as a result of recommendations from the Centers for Disease Control and Prevention limiting the number of persons that may gather at public events. In connection with those recommendations, the Company learned that its previous meeting location is no longer available.
To support the health and well-being of our employees and shareholders, we urge you to vote and submit your proxy in advance of the Annual Meeting, in lieu of attending the meeting in person. Call-in details to join a live audio presentation of the meeting are available on the Company's Investor Relations website at www.midwestonefinancial.com
If the Company is unable to hold the Annual Meeting on April 16, 2020 in person as scheduled, the Company will notify shareholders of any changes to the date, time, and/or location of the Annual Meeting, including whether attendance at the meeting will be allowed by remote communication, through the issuance of a press release and the filing of additional proxy materials with the Securities and Exchange Commission, both of which will be available on our website at www.midwestonefinancial.com.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 20, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
By Order of the Board of Directors
Kevin W. Monson
Chairman of the Board
Iowa City, Iowa
March 20, 2020

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 16, 2020:
Our proxy statement and 2019 annual report on Form 10‑K are available online at www.midwestonefinancial.com.